Exhibit 99.1

Investor Relations:

Brian Norris

Vice President of Investor Relations

bnorris@evolvtechnology.com

Evolv Technology Appoints Mario Ramos as Chief Financial Officer

– Company Welcomes Experienced Fortune 5 Executive to Support Growth Plans –

Waltham, Massachusetts – November 1, 2021 – Evolv Technology (NASDAQ: EVLV), the global leader in weapons detection security screening, today announced the appointment of Mario Ramos to the position of Chief Financial Officer effective November 1, 2021. Mr. Ramos will assume global responsibility for the Company's accounting, finance, risk compliance, information technology and investor relations functions.

Mr. Ramos joins Evolv Technology from Edelman Financial Engines where he served as Executive Vice President, Chief Financial Officer and Chief Risk Officer. Edelman Financial Engines is the nation’s top independent financial planning and investment management firm serving over one million customers. Mr. Ramos will succeed Mr. Peter Faubert, who is transitioning to a new role and will serve as the Company’s Senior Vice President of Strategic Finance.

"We are delighted to welcome Mario to the management team," said Mr. Peter George, Chief Executive Officer of Evolv Technology. "Mario brings over 20 years of executive experience building and leading high-growth companies. I believe Mario's financial and strategic leadership will be instrumental in supporting the Company's next stage of growth."

"I'm excited to be joining Evolv Technology, the leader in weapons detection security screening," said Mr. Ramos. "I look forward to leveraging my finance and operations experience to help Evolv execute its strategic plan and grow its leadership position in one the fastest growing markets across the technology industry.”

Prior to joining Edelman Financial Engines in 2019, Mr. Ramos served as Senior Vice President and Chief Financial Officer of CVS Caremark, the pharmacy benefits management subsidiary of CVS Health (NYSE: CVS). Before becoming Caremark’s Chief Financial Officer, Mr. Ramos was head of CVS’s M&A and Corporate Development group where, among other things, he led CVS’s acquisition and integration of Aetna. He has also served as Chief Operating Officer of CVS International and spent over 17 years in investment banking primarily at JP Morgan and Lehman Brothers. Mr. Ramos earned an MBA from The Mason School of Business at The College of William & Mary and a Bachelor’s Degree from The University of Richmond.

About Evolv Technology

Evolv Technology (NASDAQ: EVLV) is the global leader in weapons detection security screening. Our mission is enabling a better experience and better security for venues, creating a safer world to work, learn, and play by transforming physical security to make everywhere safer. This enhances the visitor experience and improves weapons detection. We give sports fans, theme park visitors, concertgoers, shoppers, employees, students, and others peace of mind so that they can gather without fear of violence. Our security system, delivered as a SaaS-based offering, has scanned more than 100 million people, second only to the Department of Homeland Security’s Transportation Security Administration in the United States, and our technology combines powerful, advanced sensors with proven artificial intelligence (AI), security ecosystem integrations, and comprehensive venue analytics to reliably detect threats 10 times faster than traditional metal detectors.

Evolv Technology, Evolv Express®, Evolv Insights™, and Evolv Cortex AI™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions. For more information, visit https://evolvtechnology.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements and information, within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 that relate to our current expectations and views of future events. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “should,” “could,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or the negative of these terms or other similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events or our Company’s performance and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation expectations regarding Evolv’s strategies and future financial performance and other risk factors set forth under the caption “Risk Factors” in our proxy statement/prospectus, filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2021, as updated by the risk factors disclosed in the section titled “Risk Factors” in our Form 8-K, filed with the SEC on July 22, 2021, and in our other documents filed with or furnished to the SEC.

These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this press release. You should not put undue reliance on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.